Exhibit 5.1

May         , 2010

Board of Directors

FPB Bancorp, Inc.

1301 S.E. Port St Lucie Blvd.

Port St Lucie, Florida

RE:	FPB Bancorp, Inc. Registration Statement on Form S-1 (No. 333-161965)

Ladies and Gentlemen:

We have acted as counsel for FPB Bancorp, Inc. (“FPB”) in connection with the proposed public offering of the units comprised of shares of its $0.01 par value common stock and warrants to purchase shares of $0.01 par value common stock covered by the above-described Registration Statement.

In connection therewith, we have examined the following:

•	The Articles of Incorporation of FPB, as filed with the Secretary of State of Florida;

•	The Bylaws of FPB;

•

A Resolution of FPB’s Board of Directors, certified as correct and complete by the Secretary of FPB, authorizing the sale of up to                  units each comprised of four shares of FPB common stock and a warrant to purchase one share of FPB common stock;

•	Certificate of Active Status with respect to FPB, issued by the Secretary of State of the State of Florida; and

•	The Registration Statement, including all exhibits thereto.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

•	FPB has been duly incorporated and is validly existing under the laws of the State of Florida.

•

The units, the shares of common stock, the warrants and the underlying shares of common stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non-assessable.

•	The warrants represent the binding obligation of FPB to issue the shares of common stock underlying the warrants pursuant to their terms.

We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-1 and to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

IGLER & DOUGHERTY, P.A.